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                           EXHIBIT IV

                    ROCKY MOUNTAIN POWER CO.


                             BYLAWS

                     (Revised June 6, 1961)

              ARTICLE I.  MEETINGS OF STOCKHOLDERS

     Section 1.  Annual Meeting.  The annual meeting of the stockholders of
     ---------------------------
the company shall be held at the office of the corporation in Denver, Colorado, on the second Tuesday of September, for the election of directors and the transaction of such other business as may come before said meeting.

     Section 2.  Special Meetings.  Special meetings of the stockholders may
     -----------------------------
be called at any time by resolution of the Board of Directors. It shall be the duty of the President to call a special meeting whenever so requested in writing by stockholders owning twenty per cent of the common stock issued and outstanding. Special meetings shall be held within or without the State of Colorado at such place as the Board of Directors shall by resolution from time to time designate.

     Section 3.  Notice of Stockholders' Meetings.  Written or printed notice
     ---------------------------------------------
stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 4.  Quorum.  Stockholders owning a majority of the common stock
     -------------------
of the corporation, present either in person or by proxy, shall constitute a quorum.

     Section 5.  Voting.  At all meetings of stockholders, the right of any
     -------------------
stockholder to vote shall be determined as prescribed by Section 4 of Article IV of the Articles of Incorporation and by the laws of the State of Colorado; provided, however, that only stockholders of record thirty days prior to the date of any meeting shall be entitled to notice of and to vote at the meeting.

                    ARTICLE II.   DIRECTORS

     Section 1.  Election.  The directors shall be elected at the annual
     ---------------------
meeting of stockholders by a plurality of the votes thereat. They shall hold office for a term of one year and until their successors are elected and


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qualified.  The number of directors of the corporation shall be seven.

     Section 2.  Vacancies.  Vacancies in the Board of Directors shall be
     ----------------------
filled for the unexpired term by a majority vote of the remaining directors at any regular meeting of the Board or at any special meeting called for that purpose.

     Section 3.  Rules and Regulations.  The Board of Directors may adopt such
     ----------------------------------
rules and regulations for the conduct of their meetings and the management of the affairs of the company as they deem proper, not inconsistent however, with these Bylaws.

     Section 4.  Meetings.  Regular meetings shall be held on such day, at
     ---------------------
such hour, and at such place within or without the State of Colorado as the Board shall by resolution from time to time establish, and no notice thereof shall be required. Special meetings may be held at any time or any place within or without the State of Colorado upon call by the President or any three directors. Notice of any meeting shall be given to each member in person or by telephone at least twenty-four hours before the meeting, or it may be mailed or telegraphed to him at his residence or business address at least seventy-two hours before the meeting. The President shall preside at all meetings of the Board of Directors unless the Board, at any meeting, shall elect one of its members to preside at the meeting.

     Section 5.  Powers.  The Board of Directors shall exercise all the powers
     -------------------
of this company and shall have the authority to do all lawful acts and things not required by statute to be done by the stockholders.

     Section 6.  Executive Committee.  An Executive Committee consisting of
     --------------------------------
three or more members of the Board of Directors may be appointed from time to time by resolution passed by a majority of the whole Board. It shall have all the powers provided by statute except as specially limited by the Board of Directors. Meetings may be held at any time and at any place within or without the State of Colorado upon call by any committee member. Notice of any meeting shall be given to each member in person or by telephone at least two hours before the meeting, or it may be mailed or telegraphed to him at his residence or business address at least forty-eight hours before the meeting.
A majority of the members shall constitute a quorum. The Committee shall record minutes of each meeting in a book kept for that purpose and shall report the same to the Board of Directors at its next meeting.

                    ARTICLE III.    OFFICERS

     Section 1.  Officers.  The officers of this company shall be: a
     ---------------------
president, one or more vice presidents, a secretary, and a treasurer. All of said officers shall serve for a term of one year and until their successors are elected and qualified.

     Section 2.  Election.  The Board of Directors shall meet immediately
     ---------------------
after the annual meeting of stockholders and elect the officers by a majority vote. The president must be a director. All other offices may be held by anyone, irrespective of whether he is a member of the Board of Directors.
Two or more of the offices may be held by one person, except that one person

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may not hold the office  of president and secretary.  The officers shall have the duties set forth hereinafter and such other duties as the Board of Directors may prescribe.

     Section 3.  Duties of President.  The president shall have general
     --------------------------------
supervision of the company's affairs, and shall have authority to sign all certificates, contracts, deeds, and other instruments of the corporation.

     Section 4.  Duties of Vice President.  The Vice Presidents shall in the
     -------------------------------------
absence or incapacity of the president perform the duties of that office.

     Section 5.  Duties of Secretary.  The secretary shall have the custody
     --------------------------------
of the company's seal and books of record, shall complete the minutes of all meetings of directors and stockholders, shall attend to the giving and serving of all notices of the company, and shall keep a stock ledger which shall be open for inspection, as required by law.

     Section 6.  Duties of Treasurer.  The treasurer shall have the care and
     --------------------------------
custody of all the funds and securities of the company and shall deposit the same in the name of the company in such banks or bank as the directors may designate. He shall give such bond for the faithful performance of his duties as the Board of Directors may require.

     Section 7.  Other Officers.  The Board of Directors may select such
     ---------------------------
other officers, employees, and agents with such duties as it may determine.

                     ARTICLE IV.   CAPITAL STOCK

     Section 1.  Subscriptions.  Subscriptions to the capital stock must be
     --------------------------
paid to the treasurer at such time or times and in such installments as the Board of Directors may require.

     Section 2.  Certificates of Stock.  Certificates of stock shall be
     ----------------------------------
numbered and registered in the order they are issued, shall be signed by the president or vice president and by the secretary, and the seal of the corporation shall be bound in a book and shall be issued in consecutive order therefrom. There shall be entered on the certificate stub the name of the person owning the shares represented thereby, the number of shares, and the date thereof. All certificates exchanged or returned to the corporation shall be marked cancelled, with the date of cancellation, by the secretary, and shall immediately be pasted in the certificate book opposite the memorandum of their issue.

     Section 3.  Transfer of Stock.  Transfer of stock shall be made only
     ------------------------------
upon the books of the corporation by the holder in person or by power of attorney duly executed and filed with the secretary of the corporation, upon the surrender of the certificate or certificates representing such stock.

                   ARTICLE V.    FISCAL YEAR

     The fiscal year of this corporation shall commence on the first day of July of each year.


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                       ARTICLE VI.   SEAL

     The seal of the company shall be in the form of a circle and shall bear the name of the company and the state of its corporation.


               ARTICLE VII.   AMENDMENT OF BYLAWS

     These Bylaws may be amended at any regular or special meeting of the Board of Directors.


                ARTICLE VIII.   WAIVER OF NOTICE

     Whenever under the provisions of these Bylaws or of any of the corporate laws of Colorado, the stockholders, directors, or members of the executive committee are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice and without such lapse of time by a written waiver of such notice signed by every person entitled to notice. The signature of any director affixed to the minutes of any meeting of the Board of Directors or the signature of any member of the executive committee affixed to the minutes of any meeting of the committee shall constitute waiver of notice of such meeting.

                    ARTICLE IV.   INDEMNITY

     The corporation shall indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, and the personal representatives of all such persons, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be judged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any bylaw hereafter adopted, or any agreement, vote of shareholders, or otherwise.










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